Form C

Cover Page

Name of issuer:

Nude Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NY

Date of organization: 1/8/2009

Physical address of issuer:

298B West 137th Street
New York NY 10030

Website of issuer:

http://nudebarre.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

2/6/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$147,066.00	$128,703.00
Cash & Cash Equivalents:	$598.00	$1,215.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$45,495.00	$52,695.00
Long-term Debt:	$108,484.00	$80,580.00
Revenues/Sales:	$102,894.00	$61,265.00
Cost of Goods Sold:	$52,898.00	$32,316.00
Taxes Paid:	$0.00	$0.00
Net Income:	($13,341.00)	($11,751.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Nude Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Erin Carpenter	CEO	Nude Inc	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Erin Carpenter	President	2009
Erin Carpenter	CEO	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Erin Carpenter	88.0 Common Stock	88.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our product is not patented and is thus at a risk of being produced by a competitor.

As an early stage company we cannot accurately predict future revenues and expenses. Should any of our key assumptions prove false, our projections may be impacted. Projections do not, and cannot, take into account such factors as market fluctuations, unforeseeable events such as natural disasters, the terms and conditions of any possible financing, and other possible occurrences that are beyond our ability to control or even to predict. While management believes that the projections reflect the possible outcome of our operation and performance, results depicted in the projections cannot be guaranteed.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The company currently has more liabilities than assets so investors are unlikely to be returned any capital should the company close down.

We rely on a third party the production of our goods. If we are unable to maintain our relationship with this producer, our business could be significantly harmed. Furthermore, if this producer were to experience any problems in its business, particularly in connection with its ability to manufacture or ship products, our ability to produce and sell our products could also be significantly harmed.

The company has not yet authorized the preferred stock that investors in the SAFE agreement may receive.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 40% -- PR and Marketing

25% -- Intellectual property expansion and color matching technology

30% -- Inventory

5% -- Wefunder Intermediary fee

If we raise: **$107,000**

Use of Proceeds: 30% -- PR and Marketing

15% -- Intellectual property expansion and color matching technology

25% -- Inventory

25% -- Hire a full time operations employee

5% -- Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	200	100	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Investors in the SAFE, upon conversion, will receive preferred stock. Preferred stock does not have voting rights and has liquidation preferences over common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Dianne Studdard, Andre Carpenter, Kwame Owusu-Kesse
Issue date	01/01/16
Amount	$20,000.00
Outstanding principal plus interest	$16,500.00 as of 08/01/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a related party loan with no set maturity date and no interest rate. It is expected to be repaid as the business becomes profitable.

Loan

Lender	BOC Capital
Issue date	01/01/16
Amount	$7,500.00
Outstanding principal plus interest	$5,780.57 as of 08/07/18
Interest rate	9.25% per annum
Maturity date	09/01/19
Current with payments	Yes

Loan

Lender	BOC CAPITAL
Issue date	01/01/16
Amount	$7,500.00
Outstanding principal plus interest	$742.91 as of 08/07/18
Interest rate	8.5% per annum
Maturity date	08/07/18
Current with payments	Yes

Loan

Lender	Accion
Issue date	03/07/16
Amount	$15,000.00
Outstanding principal plus interest	$9,869.50 as of 08/07/18
Maturity date	04/22/20
Current with payments	Yes

Original interest rate was 8.99%. We refinanced in October 25, 2016 borrowing an additional $4,941 with an Interest rate of 5.99%

The company has lines of credit with Kabbage and PayPal Working Capital.

The original amount lent by PayPal Working Capital was $3,000 in 2017. As of August 2018, the PayPal Working Capital account had an outstanding balance of $509.18, and $355 in fees.

The original amount lent by Kabbage was $2,600 in 2017. As of August 2018, the Kabbage account had an outstanding balance of $2796.17, and fees of $260.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Dianne Studdard, Andre Carpenter, Kwame Owusu-Kesse
Amount Invested	$20,000.00
Transaction type	Loan
Issue date	01/01/16
Outstanding principal plus interest	$16,500.00 as of 08/06/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Mother, Father, Husband of founder

This is a related party loan with no set maturity date and no interest rate. It is expected to be repaid as the business becomes profitable.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

In fashion, "nude" historically means beige or pale pink. As a professional dancer, I was required to wear tights that matched my skin; I had to dye my undergarments since I couldn't find anything that matched my shade. I started Nude Barre so everybody – no matter their color – could find their perfect nude. Our 12 shades of intimates are durable enough for athletes, stylish enough for everyday fashion, and loved by celebrities like Serena Williams, Wendy Williams, Laverne Cox, and Tyra Banks.

Nude Barre will be the nude version of American Apparel – a brand with dependable, well-made basics in a variety of shades. We'll offer all the basic undergarments including bras, underwear, knee highs, ankle socks, slips, shapewear, and of course, hosiery.

Milestones

Nude Inc was incorporated in the State of New York in January 2009.

Since then, we have:

- 70% revenue growth YoY from 2016 to 2017.
- Most shades of all competitors (12 vs. 5 to 7).
- Average customer cart increased 50% in last year, from $30 to $45.
- 89% average gross margin.
- 40% of customers make a second purchase.
- Carried by International Dance Supplies, the largest dance retailer in the U.S. and the UK.
- Celebrity customers include Fifth Harmony, Wendy Williams, Laverne Cox, Tyra Banks, and Serena Williams.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $102,894 compared to the year ended December 31, 2016, when the Company had revenues of $61,265. Our gross margin was 48.59% in fiscal year 2017, compared to 47.25% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $147,066, including $598 in cash. As of December 31, 2016, the Company had $128,703 in total assets, including $1,215 in cash.
- *Net Loss.* The Company has had net losses of $13,341 and net losses of $11,751 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $153,979 for the fiscal year ended December 31, 2017 and $133,275 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $50,000 in debt, and $5,600 in a line of credit.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Nude Inc cash in hand is $1,000, as of July 2018. Over the last three months, revenues have averaged $7,000/month, cost of goods sold has averaged $2,500/month, and operational expenses have averaged $8,000/month, for an average burn rate of $3,500 per month. Based on current revenue and expense projections, our intent is to be profitable in 8 months.

We are in discussions with Angel Investors who we may raise additional funds from after this offering, or in lieu of a successful offering. We are hoping to raise between $250,000 - $500,000 in total through our Wefunder offering and from outside investors.

At the moment we are sold out of a lot of our product. After the conclusion of the campaign, we expect to re-stock inventory, as well as increase our marketing efforts, both of which will increase expenses in the short-term. We also expect our revenues to increase as we sell that inventory and see the results of the marketing efforts.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Erin Carpenter, certify that:

(1) the financial statements of Nude Inc included in this Form are true and complete in all material respects ; and

(2) the tax return information of Nude Inc included in this Form reflects accurately the information reported on the tax return for Nude Inc filed for the fiscal year ended 2017.

Erin Carpenter
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://nudebarre.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Erin Carpenter

Appendix E: Supporting Documents



INVEST IN NUDE BARRE

maximum target met

$0

raised of $0 maximum target from 0 investors

True Color. True You. Empowering women 12 true nude shades at a time

In fashion, "nude" historically means beige or pale pink. As a professional dancer, I was required to wear tights that matched my skin; I had to dye my undergarments since I couldn't find anything that matched my shade. I started Nude Barre so everybody – no matter their color – could find their perfect nude. Our 12 shades of intimates are durable enough for athletes, stylish enough for everyday fashion, and loved by celebrities like Serena Williams, Wendy Williams, Laverne Cox, and Tyra Banks.



Erin Carpenter
CEO
Dancer, Actress, Model, Singer turned Entrepreneur. Former Knicks dancer.


Hear the story behind Nude Barre from the founder

$ 1,000 min

Invest

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

$2M valuation cap

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $2M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$1,000+
Join us behind the scenes at one of our fun NYC photoshoots

$2,000+
Dinner with the Founder in NYC

$10,000+
Meet the team in NYC or video chat

see less

Why you may want to invest

1. 70% revenue growth YoY from 2016 to 2017.
2. Most shades of all competitors (12 vs. 5 to 7).
3. Average customer cart increased 50% in last year, from $30 to $45.
4. 89% gross margin.
5. 40% of customers make a second purchase.
6. Carried by the largest dance retailer in the U.S. and the UK.
7. Celebrity customers include Fifth Harmony, Wendy Williams, Laverne Cox, Tyra Banks, and Serena Williams.
8. Partnerships with brands that promote empowerment and inclusivity such as Cover FX (makeup) and Ashley Stewart (plus-sized fashion).

Our Ambition

Nude Barre will be the nude version of Uniqlo – a brand with dependable, well-made basics in a variety of shades. We'll offer all the basic undergarments including bras, underwear, knee highs, ankle socks, slips, shapewear, and of course, hosiery.

Nude_Barre_Deck.pdf

https://nudebarre.com

Why I Like Nude Barre

> *We see hundreds of companies in the consumer space, however Nude Barre really stood out. Not only is it a quality product, solving a real need in the market but because of the Founder and CEO, Erin. Erin is very intelligent and passionate about Nude Barre and is scaling the business in a smart and thoughtful way. We believe the formula to build a successful consumer product company is a great product, compelling brand story and an exceptional founder - Nude Barre has it all. We are very excited about what Erin has built and where the company is going.*

Avani Patel and Matt Jung

NUDE BARRE INVESTORS, FOUNDERS OF TRENDSEEDER

THE BUZZ ABOUT NUDE BARRE

I'm really inspired by Erin's entrepreneurial spirit, starting her own company from a vision that is driven from her journey as a Black woman in dance. Partnering with Nude Barre just made so much sense to me. Nude Barre celebrates diversity and the variation of hues we see in the world. I'm thrilled that The Black Iris Project can celebrate her line by having our dancers wear Nude Barre tights exclusively for our performances this summer to specifically showcase the spectrum of hues that exists in the ballet world beyond the traditional pink and black.



Jeremy McQueen
Choreographer, Founder of The Black Iris Project

During my first photo shoot as a Knicks City Dancer in 2007, I was often required to wear flesh toned dance tights, fishnets, and a strapless/convertible bra undergarments as part of my uniform. During the shoot, all the dancers were complaining about how their tights, by the leading dance brands, did not match their skin color and looked crazy. I would spend hour's dying/spray painting tights and shoes to match my skin tone.



Erin Carpenter
CEO of Nude Barre

While Nude Barre is certainly a great product, its greatness is largely a product of its creation. Made for black women by a black woman, Nude Barre offers fashion and culture. Nude Barre as a company epitomizes the beauty in blackness by demonstrating not a need for inclusion in history, but a means to write our own.



C. C. Saunders
Writer for Whispers of a Womanist

As much as Nude Barre is a product that fulfills a need, it's also a tool for women's empowerment. It's a bold statement of validation to all women: you are beautiful in your own skin.



Kandia Johnson
Writer for Black Enterprise

The service at NudeBarre was wonderful and the tights are the perfect color. Will definitely repurchase - I'll need more than one pair!

Catarina Correia
Nude Barre Customer

Excellent quality tights (I purchased the fishnets). The really exciting part is the suitability of the shade to my skin. Worth every penny including the shipping!



Adunni Adams
Nude Barre Customer

The leggings were perfect. They lasted for the entire day and very seldom needed pulling up. The color match was identical to my skin color! Thanks again!



Renee West
Nude Barre Customer

xoNECOLE

This Former New York Knicks Dancer Created A Nude Pantyhose Brand With Black Women In Mind

Erin Carpenter grew up bending, turning, and leaping across a dance studio, wearing a black ballet leotard and stretchy pink tights.
June 4, 2018 @ xonecole.com

sheen MAGAZINE

Check Out These Four Inclusive Lingerie Brands Rising to the Top!

The backstory behind the creation of the brand is truly inspiring. The founder of Nude Barre spent many years doing ballet and quickly realized that it was difficult for her to find tights that matched her skin tone. Well, she did something about it by filling in
May 13, 2018 @ sheenmagazine.com

Go share your favorite business

I support Nude Barre and wish them luck in winning $25,000 in the FedEx Small Business Grant Contest.
May 13, 2018 @ smallbusinessgrant.fedex.com

F*it - Life's Too Short Not to Love Your Work | Worn Creative

This month Worn hosted its 11th F*it focused on how incredible women are thriving as entrepreneurs and leaders through moments of grit, grind and hustle. Our November F*it, hosted at R/GA Ventures in NYC, sparked some especially awesome
April 23, 2018 @ worn.nyc

Holy Undies! How Technology is Innovating the Intimate Apparel Industry - TechStyle NYC

A girl can never have too many bras, underwear, or even lingerie. We spend hundreds of dollars on these overpriced products but we're dying to have them because they make us look and feel our best. These featured brands are utilizing new technology to
October 19, 2017 @ techstyle.nyc

How This Dancer Turned Her Problem Into a Business

The groundwork for Erin Carpenter's company, Nude Barre, began when she was a teenager. At 16, she earned a spot in the residency program at The Kennedy Center in partnership with Dance Theatre of Harlem. "We were required to wear nude-as in, our
July 20, 2017 @ dancespirit.com

Former Knicks Dancer Hits Slam Dunk With Company Offering Nude Garments In All Shades

When's the last time you went to a major department store and found nude undergarments that were actually "your" nude hue and not the typical beige nude? You'd probably be hard-pressed to remember such as a time. Well, Erin Carpenter,
June 2, 2017 @ madamenoire.com

On the Road With "Shark Tank" 2017: Meet the Founder and CEO of Nude Barre

Values Partnerships leads aA nationwide casting tourA for ABC'sA Shark Tank, whichA is focused on bringing more diverse ideas and voices to the show. In 2017, it's hosting casting calls across the country, giving diverse entrepreneurs the opportunity
May 5, 2017 @ blackenterprise.com

Black StartUps: Erin Carpenter, CEO of Nude Barre

Meet Erin Carpenter, CEO of Nude Barre and practitioner of #BlackGirlMagic
April 17, 2017 @ thenoticeblog.com

13 Places to Buy 'Nude' Underwear When You're Not White

Racked has affiliate partnerships, which do not influence editorial content, though we may earn commissions for products purchased via affiliate links. We also occasionally accept products for research and reviewing purposes. See our ethics policy here.
March 28, 2017 @ racked.com

October 2016 | Skin Is In | Dance Studio Life

Skin Is In: Step aside, ballet pink-new color options for tights and shoes reflect dance's demographics By Mary Ellen Hunt "They don't make tights for ugly people." That's what Robin Gamble-Maddrey's daughter, a student at Dance Theatre of Harlem
October 1, 2016 @ dancestudiolife.com

What does the color 'nude' mean now in an increasingly diverse world? - Mixed Chicks

There's a "nude" revolution going on. The colors "nude" and "flesh" used to be synonymous with lighter skin shades. But as the world's population gets more diverse, those definitions continue to change, especially because of the strong consumer
July 14, 2016 @ mixedchicks.net

What does the color 'nude' mean now in an increasingly diverse world?

There's a "nude" revolution going on. The colors "nude" and "flesh" used to be synonymous with lighter skin shades. But as the world's population gets more diverse, those definitions continue to change, especially because of the strong consumer
July 14, 2016 @ latimes.com

Wendy Williams | Nudes For Every Skin Tone

Shout out to these brands for making nude great again.
June 16, 2016 @ wendyshow.com

Nude Barre

I got both the fishnets and the opaque tights in tapioca cream. I'm 5'2" with a large body frame and I got a size M/L in the fishnets and L/XL in the opaque tights. They are a bit big, but I do suggest picking a larger size so you can tuck them into your bra
May 11, 2016 @ fleshtone.net

Nude Barre Sponsorship

Nude Barre has signed on to sponsor The Black Iris Project, a ballet collaborative and education vehicle, creating new classical ballet works celebrating diversity and black history! Joffrey Ballet Choreographers of Color Award winner, Jeremy McQueen
April 22, 2016 @ blackirisproject.org

We Need More #NudeMoments: Dynamic Women Come Together To Celebrate Entrepreneurship And Empowerment

In the age of social media, it's easy to get caught up in the highlight-reel of everyone's lives. Status updates, tweets, and perfectly polished Instagram pictures paint a pretty picture of perfect journeys lit with celebrations, accomplishments, and
March 28, 2016 @ hellobeautiful.com

#NudeMoments: Nude Barre & Hello Beautiful Host A Night Of Fashion And Sisterhood

Visit the post for more.
March 25, 2016 @ rickeysmileymorningshow.com

Nude Moments - Image & Style Magazine

In celebration of Women's History Month, tomorrow, March 24th, Nude Barre and HelloBeautiful.com come together to present #NudeMoments. To commemorate the struggles and triumphs of women everywhere, Nude Barre and Hello Beautiful invite
March 23, 2016 @ imageandstyle.com

10 Black Owned Lingerie Brands To Wear This Valentine's Day

At this point, we're all pretty much aware of Nubian Skin lingerie for African American women but have you heard of these other black owned lingerie brands? Yeah, me either. Sign Up For Our Newsletter!
February 4, 2016 @ blackamericaweb.com

Dita Von Teese Thinks All Women Should Own These Items

Image credit: Dita Von Teese for AOL BUILD There's no doubt the Dita Von Teese is the epitome of burlesque sexiness - Tesse is the pinup girl we all want to be; dark, sensual, captivating and individually retro. Teese is all glamour and embraces being
January 26, 2016 @ huffingtonpost.com

How to choose the right skin tone in your hosiery

With the weather getting cooler, woman are flooding the stores to find hosiery to protect their legs from the bitter cold. Unfortunately, many women find it challenging to find the right color when searching for a nude or bare leg look. Isa Sesay-Bah fro
January 13, 2016 @ wjla.com

Holiday Fashion: Sparkle and Shine In Nude Barre * FSHN Magazine

Whether attending an office soiree, cocktail party, or having a night out on the town, 'tis the season to twinkle and toast through the holidays! Nude Barre's hand embellished crystallized tights add an instant elegant shimmer, while setting the
November 16, 2015 @ fshnmagazine.com

Skin toned: Hosiery, under garments designed to be functional, flexible

Erin Carpenter grew up performing in the entertainment industry, and each time she'd have a performance, nude hosiery and undergarments were required for her costume. "When I was growing up, there weren't any brands making nude anything, except for
September 18, 2015 @ indianapolisrecorder.com

Cool Online Find: Nude Barre Nude Tights and Hosiery For All Skin Tones - Fashion Bomb Daily Style Magazine: Celebrity Fashion, Fashion News, What To Wear, Runway Show Reviews

So every winter, women of color undoubtedly face similar issues: how do you find 'nude' tights that match your skintone?
October 23, 2014 @ fashionbombdaily.com

From Frustration into Profit: Former Dancer Talks Journey to Launch Eco-Friendly Undergarments

Ladies, how many times have you searched for nude undergarments or lipstick colors only to find the nude product didn't match the color of your skin tone? For most people, the solution to this problem is beyond their control.
October 14, 2014 @ blackenterprise.com

Your Best Shade yet with Nude Barre Undergarments - Raine Magazine

Ladies if you have ever worn nude colored hosiery then you know what I am about to say is true. The simple fact is that the majority of brands available don't offer a wide range of colors to match every skin tone. That is where Nude Barre comes in.
March 19, 2014 @ rainemagazine.com

New York, Cradling Its Entrepreneurs

New York City may have weathered the recession better than many major cities, but it still suffered from a strong hit to the capital markets with a loss of revenue and jobs when some major firms collapsed. But though Wall St.
January 19, 2011 @ huffingtonpost.com

12 Shades to Match Everybody's "Nude"

"Nude" historically means beige or pale pink. But those two shades do not match everyone's skin. As a professional dancer, Erin was required to wear nude tights and undergarments, but couldn't find something made commercially to match her skin. She spent hours dying her tights and shoes to get the right shade. Frustrated with the lack of options, Erin founded Nude Barre to fill the gap.



Our Competitive Edge: Focused, Durable, Comfortable, and Eco-Friendly

What differentiates Nude Barre from other brands is our sole focus on nude shades. Other hosiery brands have recently added diverse shades of nude and most only have five to seven shades; we have 12. Our tights are durable enough for athletes, yet comfortable enough for everyday wear – many of our customers are lawyers, doctors, and other professional women who wear nude tights for warmth, coverage, and subtle shaping. We also use eco-friendly and recycled fibers, as well as educate consumers on how to repurpose old hosiery so that our product does good in all phases of its life cycle.







Our Celebrity Fans and Advocates





Our first celebrity client was Wendy Williams, host of The Wendy Show. She first ordered our product in 2012, and now orders in bulk every season. Her enthusiasm helped spread Nude Barre to other celebrities including Serena Williams, champion tennis player, Laverne Cox, Emmy-winning actress, and Tyra Banks, host of America's Next Top Model.





Our Progress So Far

We intend to use the funds raised to bulk up our inventory, upgrade and polish our color matching technology, spend more on ads and marketing, and hire a full-time operations employee.

Late 2011

Launch Nude Barre

Erin launched online and a few retail stores while performing as a dancer full-time.

May 2012

300 × 150

Wendy Williams Wears Nude Barre

We grew 53% that year.

2014

Retire from Dance to Run Nude Barre Full-time

May 2017

Revamped Website and Launched Color-Matching Technology

Cart size increases 50% with new rollouts.

July 2018

300 × 150

Serena Williams at Wimbledon

Serena William wears Nude Barre opaque tights while playing in Wimbledon.

July 2018

Launched on Essence Marche

Essence Marche is a marketplace for products created by black women.

September 2018

Upgrade Color Matching Tech with AI

October 2018

Launch Loyalty Program

We plan to launch a loyalty program to help us grow and incentivize customers to shop more frequently.

2019

Expand Underwear Options; Launch Bras

Let's Change the Definition of Nude

August 8, 2018

Dear Potential Investors,

I am on a mission to redefine the term "nude" by making skin toned options for women of ALL shades based on a series of embarrassing moments I had as a professional dancer and performer where skin toned undergarments are required but are typically made in 1-2 shades of beige by major brands.

Lorem ipsum dolor sit amet. Lorem ipsum dolor sit amet.

Lorem ipsum dolor sit amet. Lorem ipsum dolor sit amet. Lorem ipsum dolor sit amet. Lorem ipsum dolor sit amet. Lorem ipsum dolor sit amet. Lorem ipsum dolor sit amet.

Sincerely,

Erin Carpenter

Nude Barre by the Numbers

In the last year, our revenues grew 70%.

Last year, our revenues grew 70%, up from 50% in 2016 and 45% in 2015. With more and more women gravitating towards nude tights for warmth, coverage, and subtle shaping, we stand out in a $7 billion global market by having 12 colors – 2x more than our competitors – with a product that functions equally for dancers on stage and CEOs in the boardroom.

$45	70%	42%	89%
Average cart size, up 50% from last year	Sales are e-commerce, 30% are retail	Repeat customers	Gross margin

Founder


NUDE BARRE

Erin Carpenter

CEO

Dancer, Actress, Model, Singer turned Entrepreneur. Former Knicks dancer.

AND THE REST OF THE TEAM



Isa Sesay

Head of Sponsorship & Strategic Partnerships

Marketing professional, Expert in branding & events, non-profit, gov't agencies, fashion & lifestyle



Steve Murray Sesay

Marketing Specialist

8+ years in marketing. Currently Adjunct Professor of Marketing at Art Institute of CA.



Brooke Jones

Operations



Eric John

Financial Advisor

Interview

Wefunder interviewed Erin Carpenter on April 30, 2018.

– COLLAPSE ALL

WF: What is Nude Barre? ^

CARPENTER: Nude Barre is a line of intimate apparel, hosiery, and undergarments made in 12 shades of nude to match real skin tones. Our products are durable enough for active women, including dancers and fitness enthusiasts, and stylish enough for everyday fashion.

Historically, nude is beige. But with the global world that we live in, beige does not match everyone's skin. I started Nude Barre based on a series of frustrating and embarrassing moments where, as a young professional dancer here in New York City, I was always required to dye my undergarments and my tights to match my skin, whether it was for on-stage performance, for TV commercials or TV shows, or anything else in the entertainment industry. I got tired of doing this, and many other dancers were frustrated by it as well. So I launched a line of hosiery and intimate apparel with more options for skin tones.

WF: Where did the idea for Nude Barre come from? ^

CARPENTER: When I began thinking about this idea, I was signed to an agency, and I was doing a lot of on-camera commercials. I was also a Knicks City Dancer in New York for the Knicks NBA team. I have a Bachelor of Fine Arts in ballet, and in the entertainment industry, I was always dealing with nude not being the right color for me. I often thought that it would get better as I moved along in my career, but it didn't. I would say the most frustrating time was when I did a national commercial for American Airlines. They had a huge budget, I got paid really well, I was getting residual checks for months, and yet they couldn't get us the proper undergarments to match our skin because it did not exist. The two dancers of color that they hired had to wear beige tights that did not match us. They were not able to find anything that matched our skin tone in terms of tights and bras and underwear, because it did not exist. It wasn't even an option unless you were literally dying your undergarments.

I found myself complaining about this all the time on jobs. All the other dancers of various skin tones would complain about it as well. Even for some of the dancers who were Caucasian, who were really fair skinned, the "nude" that was offered was either too dark for them or just a weird shade that didn't look good on them either. It seemed like there was such a big need for this, and not just for women of color, but for diverse skin tones and better options that were more true to skin.

While I was a Knicks dancer and doing a lot of commercials, I was around so many diverse women all the time. Between 2009 and 2011, I did mini-surveys of all these women, and talked to a lot of wardrobe department heads from Broadway shows to get a better idea of what would make sense and what people would actually buy if it were offered on the market. That was when I first incorporated the company. We didn't make any money, we didn't make any products, I was just trying to understand the business and the industry and where it could potentially go.

I ran the company part-time from the beginning up until sometime in 2014. I was still performing and meeting people and developing relationships with different wardrobe people from the dancer's perspective, and that was really how I was able to fund the business and get it up and running in the beginning. I kind of imagined I would be doing it part-time longer. I guess I always thought that entrepreneurs were older people with much more business experience, and I was in my twenties at the time.

But as time went on, as I was working with diverse women and collecting data – for example, the most common foundation shades – I was also collecting data on sizing and durability and price points. From there, I started asking a lot of people for help. I started in the garment district, but they didn't really have the same technology and capabilities that a lot of the other countries like China or Vietnam or Colombia might have for the types of underwear that I was trying to make. The main thing was that I wanted to make a product that was durable enough for the dancer or the active woman, for the stage or a yoga class, but then also comfortable enough for everyday style and everyday fashion. So if you were a businesswoman, if you were going to a gala, if you were going to a wedding, you could wear our product, and a dancer could wear it and feel confident that the tights weren't going to rip after one wear.

If you buy something from a brand like Victoria's Secret or even Hanes, a lot of their products are traditional functional underwear, but they're just regular cotton. They don't have that type of functionality that would be useful for athletes. Yet a lot of the athletic products that were on the market when I launched, and still in the dance space, are really hard and itchy and uncomfortable because of the durability aspect, and it's not something that you'd want to wear in your everyday life. A lot of dancers just wear whatever that garment is on stage for two hours or thirty minutes and then they're ready to get it off and move on to whatever it is they wear in their everyday life. A lot of products in the undergarment space are very segregated like that. But I really wanted a product that would fit all the different parts of my life. I was running from jobs where I was being very active, to my everyday life, whether it was a cocktail party or this or that, and I really wanted a functional garment that could flow with me throughout my entire day.

WF: Has anyone done this before?

CARPENTER: I think a lot of women have just suffered in silence about the lack of "nude" options. I don't think that majority of the manufacturers really know that women are going to the lengths that we are – and men as well, there are male dancers and artists who dye their own products as well. I don't think they realize that people are going to the lengths of dying their undergarments to match their skin tone.

For the everyday woman – and the majority of our customers are lawyers, doctors, or businesswomen who need coverage for their legs – they'll deal with the status quo "nude" option because it's the only thing that's in the store. Or, they'll buy black tights or just wear pants because there aren't any other options. I think at a high level, a lot of distributors and manufacturers don't even realize that women have that much of an issue.

This is even very common in makeup. Not until the last eight to ten years were there beauty brands offering diversity in terms of skin tones, from foundations to lipsticks to nail polish. Makeup is definitely the biggest industry that has dealt with this. Fenty Beauty, created by Rihanna, has really blown up – they had two years worth of inventory that sold out within 30 days in all Sephora stores. They had really big push on diversity in terms of skin tone for foundations and blushes, and even eye shadows that will go properly with various skin tones. I really resonated with the audience she was speaking to.

Outside makeup, Christian Louboutin launched a nude collection of shoes about five years ago. They started with pumps, they did flats, and they've done some strappy shoes. They offer seven shades. That's also been successful. It's a different market because Christian Louboutin is luxury brand, so it's not necessarily something that everybody can afford, but he was able to make a lot of noise from a digital perspective, just people being really excited that they could find a nude shoe that actually matches their skin, versus beige that only matches one particular group of people.

WF: How have you grown since you began selling products?

CARPENTER: In 2017, our revenues grew by 70% year over year. The year before that, we grew by about 50%. In 2015, we grew by about 45%. My goal for 2018 is be able to grow by 100% or more.

We also look at how many people joined our mailing lists. We keep track of how many followers we have on social media, particularly Instagram because, for social, that's where a lot of our sales are coming from because our product is very visual.

WF: What are your margins? ^

CARPENTER: Our gross margins are 89% on average. Investors tend to be very excited about that. That's another reason why we're very focused on the direct-to-consumer business model – our gross margin if we're selling to a retailer is more like 50% to 60%.

WF: How does Nude Barre reach customers? ^

CARPENTER: Direct-to-consumer is 70% of our sales. Retail is about 30%. I'd like to keep it that way. They're just completely different business models, and we spend most of our time focusing on the e-commerce, the direct-to-consumer business model rather than retail. For retail, they usually reached out to us.

Our repeat customers are about 40%, which is pretty high. Once people find out that we exist, they're usually very excited about it and they want to come back and keep purchasing. That's been pretty consistent. Last month, it went up to 42%.

To acquire a customer, which is usually based on ads on Google, Facebook or Instagram, it costs us $30 to $33. Our average cart at checkout is $45. That has increased – it was about $30 last year. I think it'll increase a little more as we move towards the end of the year.

WF: How do customers match their skin tones to Nude Barre products without retail options? ^

CARPENTER: At the end of last year, we launched a color-matching technology called the "nude meter" on the website. Basically, it's a quick three-step process. You take a photo of your hand and then the algorithm will suggest which one or two shades would match your skin the best. One of the challenges that we've found is, although we are focusing on being a direct-to-consumer business through e-commerce, our product is just like buying foundation, which people are much more comfortable buying in retail stores where they can touch it and try it on and put it next to their skin and see if it matches. With that not necessarily being the direction that we want to go, we're finding that we have to be really proactive about how the customer is matching their skin tone.

Since launching this tool in late 2017, we have seen the average cart size increase to $45 on average. We'd obviously like to get that up even more.

WF: What are your goals for the next year? ^

CARPENTER: One of the main ones is growing our team. I'm currently the only full-time person and everyone else is part-time. I really need more full-timers to come on board, but that really has to do with the capital that I have to pay them.

Other than that, growing the customer base. We have about 6,000 people right now on our email list. The majority of them are actual shoppers and are buying our products. We would like to grow that even more.

Right now, our customer acquisition costs are about $33; I'm always aiming to get that down more. We'd like to be able to spend a bigger chunk of money on ads. Right now we are making money off of ads, but we're not able to invest enough money to get it really humming the way that we want to. The capital we raise from Wefunder investors would be used towards that – more customers, more visibility to drive direct-to-consumer sales.

WF: What changes do you plan to make to your marketing strategy to promote growth? ^

CARPENTER: I would like to pursue more partnerships. Right now we're partnering with a makeup brand called Cover FX. We're talking to both brands' customers around how our missions are very similar in terms of exposing the world and our customers to more diversity in beauty and fashion through skin tones. They offer 40 shades of makeup foundations, and we offer our 12 Nude Barre shades for undergarments.

We're trying to do more in terms of photo shoots, but that requires a bigger budget that we just don't have at this time. We work with a lot of influencers and brand ambassadors and right now we don't spend any money on them other than shipping them free products. We don't pay them. We don't pay for photo shoots. But we would like to do more initiatives around engaging our influencers because that does bring in revenue and new followers. Cover FX would love to work with us on photo shoots, where they can use their makeup on the production side. I would like to do that with other makeup brands as well.

Additionally, I would love to partner with other brands like Louboutin, who is doing the nude option for different shoes, and anyone else that's part of that same mission. We did a partnership with Ashley Stewart brand. Again, different products, completely – they do plus-size fashion – but our missions are similar in that we're empowering women to love their skin, love their shape, love their size.

Finally, definitely being more aggressive in our ad spend. I think we've mastered tweaking the targeting and who we're going after and making that profitable for us. We need to pour way more money into it than we're able to right now.

WF: Which influencers have you worked with?

CARPENTER: Our first celebrity client was Wendy Williams, who has a talk show on Fox 5 everyday. She started wearing our product in 2012, and now orders from us at the beginning of every season in August or September in bulk. She set the standards for us in terms of how we deal with influencers and brand ambassadors. She buys the product not at a wholesale price, just a slightly discounted price, and she posts every day on social media about it. She also does a YouTube after-show on her own, where she talks about what she wore, and puts links to those designers' websites. In the beginning, we used to get 60% of our clicks from her website and her social media platforms.

That's how other celebrities found out about us. Tyra Banks started wearing our products, and then Laverne Cox from Orange is the New Black. A bunch of others reached out after they saw that Wendy was wearing our product to say, "Hey, we love how Wendy looks in your tights, we'd love to order them as well." We've supplied undergarments to Fifth Harmony, the pop group. Those are just a few.

We spend a lot of energy finding influencers that really resonate with us. The main challenge is that we don't have a budget for that, so it's about finding the right woman or man who wants to wear our products and is excited about our mission and wants to grow with us, and is happy to accept free products in exchange for posting on social media. We really try to pinpoint who that person is. We work with about 20 influencers per month, and some of them stay on with us continuously, particularly the dancers, because it's something they're wearing all the time. Some of the more fashion-oriented influencers stay on with us for 30 or 60 days because they constantly want fresh content to put out there, and it's not like we come out with new collections every season.

WF: Who are your competitors?

CARPENTER: There are mainly other small businesses similar to me that are stepping into the space. Most of them didn't start popping up until 2014 or early 2015. Nude Barre still makes the most shades of any of our competitors. My average competitor in the small business space is making five to seven shades – we make 12. Most others are more in the lingerie-sexy category, and we're more on the functional-comfortable end. So there are differences, but I would say we're all putting out the same message in terms of more options, more diversity in the undergarment space.

There are some larger companies that are hopping on and seeing that there's a demand for this. Even Target has recently launched more nude options. Donna Karan and Wolford are playing in this space. Even Capezio, which is one of my biggest competitors for the dance customer, has launched additional nude shades. Capezio has been around since 1887; it's a go-to brand for dancers.

I counter the fear there by just always knowing my customer. Each time that we're doing our next set of production, we're implementing what makes sense for our customers. For example, we launched our children's collection in 2014 because we were getting a lot of moms buying our product for themselves and saying, “My daughter needs a product like this. She doesn’t have any options, and we’re dyeing her tights.” We listen to the customers, we taking their feedback, and then, as it makes sense for us and we have the capital to do it, we're able to make those adjustments. I think staying connected to the customer, hearing them, and understanding their frustrations and their needs and having been in the space a little bit longer allows us to stay a little bit ahead of the curve.

WF: Is any part of Nude Barre’s business proprietary?

CARPENTER: We use eco friendly materials from recycled plastics. We do not have any patents on the product. However,there is a patent pending on the color matching technology on our website.

Fashion is really challenging because it is difficult to patent or even trademark colors and things of that nature. There have even been legal cases between Christian Louboutin and YSL where YSL did an all-red shoe, but then Christian Louboutin said, “That's our signature – the red bottom.” Louboutin wasn’t able to win because you can't protect a color. That's the challenging thing about fashion.

WF: Where are your products manufactured?

CARPENTER: We manufacture most of our products in China. Some others are made in Colombia, right outside of Bogota, including our underwear and more cut-and-sew items. We do some of our finishing, and some specialty items, in the U.S. Typically, we’re able to produce and get things landed at our warehouse in the U.S. in less than 40 days.

I found Colombian manufacturers later in the development process through networking. I met somebody who was a part of a program that's offered here in New York. It's government-run and -funded and they find different companies from their country that could do business with you. They flew me to Colombia and introduced me to different manufacturers. You just tell them what you're looking for and they point you in the right direction.

For the manufacturers in China, I knew someone who was manufacturing grippy socks for barre fitness classes. She was describing to me that, to any manufacturer making a sock, it’s going to be the same as making hosiery or tights or things in that category that I was also trying to make. She pointed me in the right direction of getting in contact and sourcing the textiles.

WF: Are your manufacturers equipped to scale?

CARPENTER: Our manufacturers make products for a lot of the top athletic and dance brands, including many you could think of off the top of your head. We are able to scale – thankfully, because one of the challenges for some businesses is getting manufacturers of that size willing to work with smaller businesses. They work with me, and they’re excited about what we're doing and think it makes sense and it's smart. We have a long relationship with our manufacturers.

WF: What’s your long-term vision for Nude Barre?

CARPENTER: I really want to take market share from some of the bigger names, like Victoria's Secret, that are making a variety of products. My goal is to make a variety of products as well. I started with hosiery and panties because they're cheapest to make, honestly. I invested my own money in the beginning, from my dancer savings, and hosiery was the cheapest option to produce. In addition, I felt that, for a lot of women, that was the one product where this problem was really exposed. If you’re wearing hosiery that completely does not match your skin, it just looks bad, and you feel really uncomfortable. We started there as a way to make it really clear that there was a big need for this, and this could actually make customers feel way more comfortable and empowered and confident day to day.

Long-term, I imagine that Nude Barre could be the nude version of American Apparel or Victoria's Secret, where we offer all these various basics undergarments, from various styles of bras to various styles of underwear, from a boy short to a thong to a regular full bottom panty, from knee highs to ankle socks, to slips that would go under a gown, to shapewear similar to companies like Spanx – I want to be a big brand that manufacturers these foundational undergarments that truly match your skin.

WF: What's your endgame? ^

CARPENTER: I would like to sell the company, ideally within the next five to ten years. I do not have hopes of running the business myself forever – I would like to pass it on and for it to get even bigger, whether it's a major dance brand or whether it's Hanes or even Spanx.

WF: What worries you about Nude Barre's future? ^

CARPENTER: I'm obviously very hands-on with the business, from the budget to making sure the quality of the manufacturing stays at the level of expectation that I want it to be to ensuring that we're providing fast shipping from your order date and great customer service. Every entrepreneur has a fear of, "How will that all come together and still be really successful and how will we keep the customers happy when I need to take a step back to focus on one thing while other people are taking on the other hundred things that I typically do day to day?" I don't feel so hindered by that it will stop me, but I do worry about it.

WF: Who's on your team? ^

CARPENTER: My name is Erin Carpenter, and I'm the founder and CEO of Nude Barre. I often tell people that being an artist is so similar to being an entrepreneur. There's so much discipline involved. It's just like being an athlete or performer – as an entrepreneur, you have learn new things, you have to study, you have to commit to your training and your classes. I think a lot of those hard skill sets that I gained as a young dancer and performer really translated for me as an entrepreneur in terms of the amount of no's that I hear, whether it's from a manufacturer that doesn't want to work with us or an investor that doesn't want to invest in us. I'm so immune to people telling me no from my prior career that, you know, you just keep going.

Further, I'm very driven by the mission of Nude Barre and empowering women through diverse products. I can make it happen because I'm not phased by the challenging times. I know that that's a part of it. Entrepreneurship is so much about problem-solving, and that's one of the things that I feel I'm really good at. I love problem-solving, and it excites me – it fuels me.

I have help with marketing, strategy, and web tech. His name is Steve Murray. He works with us on everything from managing our ads, to developing our email campaigns, to updating our website, to collecting a lot of the data about conversion rates, average cart size, who we should be targeting, and who in our targeting is most excited about the products.

Then I have Isa Sesay, who is the head of our sponsorship and partnerships. She's in charge of things like the partnership like the Cover FX, with the makeup brand. She orchestrates those relationships. We've also worked with pageants she's helped us connect to. She helps with the outreach to influencers and brand ambassadors and the strategy on that.

Finally, I have a financial advisor, a CPA, who gets on us in terms of budgeting and where we are from a financial standpoint.

WF: What do you plan to do with the money you raise from Wefunder investors? ^

CARPENTER: First, we plan to put some of it toward inventory, because we're pretty low on inventory right now.

Second, we'll be seeking a full-time operations person. I'm handling a lot of the operations right now. We have a couple of interns that come in and do day-to-day tasks, but I need someone, either a COO or even a CMO, that could come on full-time to work with us. If it's a CMO, then that person can take over some of the PR and marketing responsibilities, as well as our intellectual property, the color matching. We're looking at some other developments that could make it better, based on monthly customer surveys.

Finally, we'd like to upgrade and polish some of our technology.

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RISKS

1 Our product is not patented and is thus at a risk of being produced by a competitor.

2 As an early stage company we cannot accurately predict future revenues and expenses. Should any of our key assumptions prove false, our projections may be impacted. Projections do not, and cannot, take into account such factors as market fluctuations, unforeseeable events such as natural disasters, the terms and conditions of any possible financing, and other possible occurrences

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Nude Barre is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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